DIODES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 1, 2005

                  NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING (THE "MEETING") OF THE STOCKHOLDERS OF DIODES INCORPORATED (THE "COMPANY") WILL BE HELD AT DOUBLETREE GUEST SUITES, TIMES SQUARE ROOM, 1568 BROADWAY, NEW YORK, NEW YORK 10036, ON WEDNESDAY, JUNE 1, 2005 AT 9:00 A.M. (NEW YORK TIME) FOR THE FOLLOWING
PURPOSES:


1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board of Directors' nominees are:
              C.H. Chen, Michael R. Giordano, Keh-Shew Lu, M.K. Lu, Shing Mao, Raymond Soong and John M. Stich.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the year ended December 31, 2005.

3. OTHER BUSINESS. To transact such other business as properly may come before the Meeting or any continuation, adjournment or postponement thereof.

                  Only persons who are stockholders of record (the "Stockholders") at the close of business on April 8, 2005 are entitled to notice of and to vote, in person or by proxy, at the Meeting or any continuation, adjournment or postponement thereof.

                  The Proxy Statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

                  As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors. It is expected that these materials first will be mailed to Stockholders on or about April 29, 2005.

                  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE TO BE SURE THAT YOUR SHARES ARE VOTED. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE AT THE MEETING.

                  Dated at Westlake Village, California, this eighteenth day of April 2005.

                                            By Order of the Board of Directors,

                                            DIODES INCORPORATED


                                            /s/ Carl C. Wertz
                                            Carl C. Wertz,
                                            Secretary

                               DIODES INCORPORATED
                            3050 EAST HILLCREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                                 (805) 446-4800

                                 PROXY STATEMENT

                          ANNUAL MEETING: JUNE 1, 2005


                               GENERAL INFORMATION

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diodes Incorporated (the "Company") for use at the annual meeting (the Meeting") of the stockholders of the Company to be held on Wednesday, June 1, 2005, at DoubleTree Guest Suites, Times Square Room, 1568 Broadway, New York, New York 10036, at 9:00 a.m. (New York time), and at any adjournment or postponement thereof. Only stockholders of record (the "Stockholders") at the close of business on April 8, 2005 (the "Record Date") are entitled to notice of and to vote, in person or by proxy, at the Meeting or any continuation, adjournment or postponement thereof. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card first will be mailed to Stockholders on or about April 29, 2005.

MATTERS TO BE CONSIDERED

                  The matters to be considered and voted upon at the Meeting will be:

1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board of Directors' nominees are:
              C.H. Chen, Michael R. Giordano, Keh-Shew Lu, M.K. Lu, Shing Mao, Raymond Soong and John M. Stich.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the year ended December 31, 2005.

3. OTHER BUSINESS. To transact such other business as properly may come before the Meeting or any continuation, adjournment or postponement thereof.

METHOD OF VOTING

                  Stockholders can vote by proxy or by attending the Meeting and voting in person. A proxy card (the "Proxy") is enclosed. If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative. The completed Proxy may be returned in the postage-paid envelope provided, or by facsimile to the Inspector of Elections at
(805) 374-1255. C.H. Chen and Carl C. Wertz, the designated proxyholders (the "Proxyholders"), are members of the Company's management. If you hold Common Stock in "street name," you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by your broker or nominee, to be able to vote at the Meeting.

                  If a Proxy is properly signed, dated and returned and is not revoked, the Proxy will be voted at the Meeting in accordance with the Stockholder's instructions indicated on the Proxy. If no instructions are indicated on the Proxy, the Proxy will be voted "FOR" the election of the Board of Directors' nominees, "FOR" ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and in accordance with the recommendations of the Board of Directors as to any other matter that may properly be brought before the Meeting or any continuation, adjournment or postponement thereof.

REVOCATION OF PROXIES

                  You may revoke a Proxy at any time before it is exercised by filing a written revocation, or a duly executed proxy bearing a later date, with the Company's Secretary at our principal executive offices located at 3050 East Hillcrest Drive, Westlake Village, California 91362 prior to the commencement of the Meeting. You may also revoke a Proxy by attending the Meeting and voting in person. Stockholders whose shares are held in "street name" should consult with their broker or nominee concerning the method for revoking their Proxy.

VOTING RIGHTS

                  The authorized capital of the Company consists of (i) 30,000,000 shares of common stock, par value $0.66-2/3 per share ("Common Stock"), of which 14,300,883 shares were issued and outstanding on the Record Date (with an additional 1,613,508 shares held as treasury stock) and (ii) 1,000,000 shares of Class A Preferred Stock, $1.00 par value ("Class A Preferred Stock"), none of which were issued and outstanding on the Record Date. The Common Stock and the Class A Preferred Stock are collectively referred to as the "Stock."

                  A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting, present either in person or by Proxy, constitutes a quorum for the conduct of business at the Meeting. Votes withheld, abstentions and "broker non-votes" (as defined below) will be counted for the purpose of determining the presence of a quorum.

                  Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date on any matter submitted to the Stockholders, except that in connection with the election of directors, each Stockholder has the right to cumulate votes, provided that the candidates' names have been properly placed in nomination prior to commencement of voting and a Stockholder has given notice prior to commencement of voting of his or her intention to cumulate votes. If a Stockholder has given such notice, all Stockholders may cumulate their votes for all nominated candidates. Cumulative voting entitles a Stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by such Stockholder, or to distribute such Stockholder's votes on the same principle among as many candidates as the Stockholder shall think fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors and the return of the Proxy shall grant such authority.

                  Each proposal described in this Proxy Statement, other than the election of directors, requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Abstentions on any proposal submitted to the Stockholders, other than the election of directors, will be included in the number of votes cast on that proposal and, accordingly, will have the effect of a vote "AGAINST" the proposal. However, broker non-votes with respect to a proposal will not be included in the number of shares counted as being present for the purposes of voting on that proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the proposal.

                  Of the shares of Common Stock outstanding on the Record Date, 4,601,458 (or approximately 32.2%) (the "Shares") were held in the name of Lite-On Semiconductor Corporation ("LSC"), formerly named Lite-On Power Semiconductor ("LPSC"). See "General Information - Security Ownership of Certain Beneficial Owners and Management" and "Proposal One - Election of Directors - Certain Relationships and Related Transactions" for a discussion of the relationship between LPSC, LSC and the Company. An additional 104,318 shares (or approximately 0.7%) were owned by directors and executive officers of the Company on the Record Date. LSC and each director and executive officer has informed the Company that they will vote "FOR" the election of the nominees to the Board of Directors identified herein, and "FOR" the appointment of Moss Adams LLP as the Company's independent registered public accounting firm.

                  Brokers holding Common Stock in "street name" who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote the Common Stock in his discretion as to the election of directors or the appointment of the independent registered public accounting firm. However, brokers or nominees do not have discretion to vote on certain other proposals without specific instructions from the beneficial owner. When a broker or nominee is unable to vote a client's shares on proposals, the missing votes are referred to as "broker non-votes." If you hold Common Stock in "street name"and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Director's nominees and "FOR" ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm.

COST OF SOLICITATION OF PROXIES

                  This Proxy solicitation is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, beneficial owners, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, e-mail or in person to request that Proxies be furnished. No additional compensation will be paid for these services to officers or employees of the Company. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries, for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost for the printing and solicitation of Proxies is $10,000.

OTHER BUSINESS

                  As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting. However, if any other matters properly come before the Meeting, including a motion to adjourn the Meeting to another time or place to solicit additional Proxies in favor of the recommendation of the Board of Directors, the Proxyholders will vote the shares represented by the Proxies on such matters and authority to do so is included in the Proxy. On such matters, in accordance with the recommendations of the Board of Directors, such authorization includes authority to appoint a substitute nominee or nominees to the Board of Directors' nominees identified herein where death, illness or other circumstances arise which prevent any such nominee for directors from serving in such position and to vote such Proxy for such substitute nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (other than depositories), (ii) each executive officer, director and nominee for director of the Company, and (iii) all directors and executive officers as a group.
                                                   AMOUNT AND
                                                    NATURE OF
                                                   BENEFICIAL          PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER (1)            OWNERSHIP (2)    OF CLASS(3)
------------------------------------------------------------- ----- ------------
Lite-On Semiconductor Corporation ("LSC")           4,601,458 (4)          32.2%
------------------------------------------------------------- ----- ------------
Munder Capital Management                             871,105               6.1%
------------------------------------------------------------- ----- ------------
Barclays Global Investors, N.A.                       820,228               5.7%
------------------------------------------------------------- ----- ------------
Raymond Soong                                         216,600 (5)           1.5%
------------------------------------------------------------- ----- ------------
C.H. Chen                                             177,500 (5)           1.2%
------------------------------------------------------------- ----- ------------
Michael R. Giordano                                   114,187 (5)(6)          *
------------------------------------------------------------- ----- ------------
Keh-Shew Lu                                            31,500 (5)             *
------------------------------------------------------------- ----- ------------
M.K. Lu                                                12,000 (5)             *
------------------------------------------------------------- ----- ------------
Shing Mao                                             148,500 (5)           1.0%
------------------------------------------------------------- ----- ------------
John M. Stich                                          19,500 (5)(7)          *
------------------------------------------------------------- ----- ------------
Joseph Liu                                            317,500 (5)           2.2%
------------------------------------------------------------- ----- ------------
Mark A. King                                           63,000 (5)             *
------------------------------------------------------------- ----- ------------
Carl C. Wertz                                         130,781 (5)             *
------------------------------------------------------------- ----- ------------
All directors, nominees and executive officers
 as a group (10 persons)                            1,231,068 (8)           8.0%
------------------------------------------------------------- ----- ------------
     * Less than 1%.

(1) The address of LSC is 9F. No. 233-2, Pao-Chiao Road, Hsin-Tien, Taipei-hsien 23115, Taiwan, R.O.C. The address of Munder Capital Management is 480 Pierce Street Birmingham, MI 48009-6063. The address of Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, CA 94105. The address of each director and executive officer of the Company is 3050 East Hillcrest Drive, Westlake Village, California 91362.

(2) The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated and subject to community property laws where applicable.

(3) Under Rule 13d-3 of the Securities and Exchange Act of 1934 (the "Exchange Act"), certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership of voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(4) LSC, which holds 4,601,458 shares of Common Stock, as the record holder, is a public company listed on the Taiwan Stock Exchange Corporation ("TSEC") and a member of The Lite-On Group of companies. See "Proposal One - Election of Directors - Certain Relationships and Related Transactions" for a discussion of the relationship among LSC, the Company and certain directors and executive officers of the Company.
                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

(5) Includes the following shares of Common Stock that the named individual has the right to acquire within 60 days after the Record Date by the exercise of vested stock options:

                              NAMED INDIVIDUAL                       SHARES
                              ----------------                       ------
                              Raymond Soong                         183,750
                              C.H. Chen                             177,500
                              Michael R. Giordano                    90,500
                              Keh-Shew Lu                            31,500
                              M.K. Lu                                12,000
                              Shing Mao                             139,500
                              John M. Stich                          18,000
                              Joseph Liu                            285,000
                              Mark A. King                           63,000
                              Carl C. Wertz                         126,000

(6) Includes 2,250 shares of Common Stock held in the name of UBS Trust for the IRA of Mr. Giordano.

(7) Includes 1,500 shares of Common Stock held in the name of Stich Family Holdings LP.

(8) Includes 1,126,750 shares that the directors and executive officers have the right to acquire within 60 days after the Record Date, by the exercise of vested stock options, but excludes an additional 482,000 shares that the directors and executive officers will have the right to acquire upon the exercise of stock options which will become exercisable in installments more than 60 days after the Record Date.


                      PROPOSAL ONE - ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

                  The Company's Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors, but may not be less than five nor more than seventeen. Currently, the Board of Directors has fixed the number of directors at seven. The Bylaws further provide for the election of each director at each annual meeting of stockholders.

                  The persons named below have been nominated for election to the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. All nominees have indicated their willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable. The seven nominees who receive the highest number of affirmative votes will be elected.

                  None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company as of the date hereof, and, except as set forth below, as of the date hereof, no directorships are held by any director in a company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

                  The   following   table   sets  forth   certain   biographical
information concerning the nominees for director and the executive officers of the Company as of the Record Date.

                                                                                                         DIRECTOR
OFFICERS AND DIRECTORS             AGE                     POSITION WITH THE COMPANY                      SINCE
------------------------------- ---------- ----------------------------------------------------------- -------------
Raymond Soong (1)                  63      Chairman of the Board of Directors                              1993
------------------------------- ---------- ----------------------------------------------------------- -------------
C.H. Chen (2)                      62      President, Chief Executive Officer, and Director                2000
------------------------------- ---------- ----------------------------------------------------------- -------------
Michael R. Giordano (3)            58      Director                                                        1990
------------------------------- ---------- ----------------------------------------------------------- -------------
Keh-Shew Lu (4)                    58      Director                                                        2001
------------------------------- ---------- ----------------------------------------------------------- -------------
M.K. Lu (5)                        56      Director                                                        1995
------------------------------- ---------- ----------------------------------------------------------- -------------
Shing Mao (6)                      69      Director                                                        1990
------------------------------- ---------- ----------------------------------------------------------- -------------
John M. Stich (7)                  63      Director                                                        2000
------------------------------- ---------- ----------------------------------------------------------- -------------
Joseph Liu (8)                     63      Senior Vice President, Operations                                --
------------------------------- ---------- ----------------------------------------------------------- -------------
Mark A. King (9)                   46      Vice President, Sales and Marketing                              --
------------------------------- ---------- ----------------------------------------------------------- -------------
Carl C. Wertz (10)                 50      Chief Financial Officer, Secretary and Treasurer                 --
------------------------------- ---------- ----------------------------------------------------------- -------------

(1) Raymond Soong has been the Chairman of the Board of Silitek Corporation ("Silitek") since 1990 and has been Chairman of the Boards of LSC, formerly LPSC, since 1992, and Lite-On Technology Corporation (a Lite-On Group company), since 1992. In October 2002, Silitek and Taiwan Lite-On merged with Lite-On Technology Corporation. See "General Information - Security Ownership of Certain Beneficial Owners and
         Management"  and  "Proposal  One -  Election  of  Directors  -  Certain
         Relationships and Related Transactions" for a discussion of the relationships among Lite-On Technology, Silitek, LPSC, LSC and the Company. Since 1996, Mr. Soong has also been Chairman of the Board of FabTech, Inc. ("Diodes-FabTech" or "FabTech") (formerly a subsidiary of LSC, acquired by the Company in December 2000). Mr. Soong is a graduate of the National Taipei Institute of Technology's Electronic Engineering Department. After serving as a senior engineer for RCA and as a chief engineer for Texas Instruments, Inc. ("TI"), Mr. Soong, together with several of his co-workers, founded Taiwan Lite-On Electronic Co. Ltd. ("Taiwan Lite-On"), a manufacturer of electronic components and subsystems, in 1975. Mr. Soong is also Chairman of the Boards of the Company's manufacturing subsidiaries in Shanghai, China ("Diodes-China" and "Diodes Shanghai") and its Taipei, Taiwan subsidiary
         ("Diodes-Taiwan"), and is an EX OFFICIO member of the Nominating Committee.

(2) C.H. Chen was appointed President and Chief Executive Officer of the Company in March 2000. From 1969 to 1990, Mr. Chen held various positions at TI, most recently as Vice President of TI-Taiwan. In 1990, he left TI to found Dyna Image Corporation (a public company listed on the Taiwan OTC market), a Lite-On Group company and the world's leading supplier of contact image sensors (CISs), which are key components in fax machines and scanners. In December 2000, Dyna Image Corporation merged with LPSC to form LSC. Mr. Chen is currently the Vice Chairman of LSC, Chairman of the Company's Strategic Planning Committee, an EX OFFICIO member of the Nominating Committee, and a director of Diodes-Taiwan, Diodes-FabTech, Diodes-China, Diodes-Shanghai, and Diodes-Hong Kong.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)


 (3) Michael R. Giordano CIMA joined the private-banking firm of UBS, Inc. as a Senior Vice President-Investment Consulting when UBS acquired PaineWebber, Inc in 2000. PaineWebber, Inc. acquired his previous employer, Kidder Peabody and Co., Inc., with whom he was employed since 1979. Mr. Giordano advises corporations, foundations, trusts, and municipal governments in investments and finance. Formerly a captain and pilot in the United States Air Force, Mr. Giordano received his Bachelor of Science degree in Aerospace Engineering from California State Polytechnic University and his Masters degree in Business Administration (Management and Finance) from the University of Utah. Mr. Giordano also did post-graduate work in International Investments at Babson College. Mr. Giordano is certified by the Investment Management Consultants Association. Mr. Giordano was Chairman of the Board and Chief Executive Officer of the Leo D. Fields Co. from 1980 to 1990, when GWC Holdings acquired it. Mr. Giordano is Chairman of the Company's Audit Committee and the Compensation and Stock Options Committee, and is a member of the Strategic Planning Committee. Mr. Giordano is also the pension consultant for the Company's 401(k) plan, which is managed by UBS Fiduciary Trust.

(4) In 2001, Dr. Keh-Shew Lu retired as Senior Vice President of TI and General Manager of Worldwide Mixed-Signal and Logic Products, in which positions he served since 1998. His responsibilities included all aspects of the analog, mixed-signal and logic products for TI worldwide business, including design, process and product development, manufacturing and marketing. Dr. Lu's business areas also included the mixed-signal and RF portion of TI's digital signal processing solutions, display solutions, and wireless communications. From 1996 to 1998, Dr. Lu was manager of TI's worldwide memory business. In addition, he served as President of TI Asia from 1994 until 1998, where he had responsibility for all of TI's activities in Asia (excluding Japan). Since beginning his career at TI in 1974, Dr. Lu has held a number of technical and managerial positions within TI's Semiconductor Group, including Vice President and division manager of the Linear Products Division. Dr. Lu holds a Bachelor's degree in engineering from the National Cheng Kung University in Taiwan, and a Master's degree and doctorate in electrical engineering from Texas Tech University. Dr. Lu is Chairman of the boards of two privately held companies: PicoNetics, an emerging developer of ultra low power display driver chips, and LedEngine, an emerging developer of LED solutions. Dr. Lu is also a director of two publicly held companies in Taiwan: Lite-On Technology Corporation and Winbond Electronics Corporation ("Winbond"). Winbond is focused on the development, manufacture, and marketing of personal computer, telecommunications, and consumer electronics products. Dr. Lu is also a director of EE Solution, Lorentz Solution and MicroFabrica, and is a partner of WK Technology Fund. Dr. Lu is Chairman of Asia American Citizen's Council, and is a member of the Advisory Board to Southern Methodist University's Asian Studies Program. Dr. Lu is a member of the Company's Compensation and Stock Options Committee, the Audit Committee and the Strategic Planning Committee, and is Chairman of the Nominating Committee.

(5)      M.K.  Lu is  currently  President  of LSC,  to  which  position  he was re-appointed in March 2000. In November 1998, Mr. Lu formed a new company, Actron Technology Corporation, and is also acting Chairman of this manufacturer of pressfit diodes for the automotive market. From 1991 to June 1998, Mr. Lu was President and a director of LPSC. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek. See "General - Security Ownership of Certain Beneficial Owners and Management" and "Proposal One - Election of Directors - Certain
         Relationships and Related Transactions" for a discussion of the relationship among Silitek, LPSC, LSC and the Company. Since 1995, Mr. Lu has been a director of FabTech. Mr. Lu earned his Bachelor's degree in Electrical Engineering at Tatung University of Technology and is a Business Administration graduate of the National Chengchi University. Mr. Lu is also a member of the Chinese Management Association and the Chinese Association for Advancement of Management, and is a director of Diodes-China and Diodes-Shanghai.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

(6) In 2000, Dr. Shing Mao retired as Chairman of the Board of Lite-On, Inc., a California corporation located in Milpitas, California, and a wholly owned subsidiary of Taiwan Lite-On, in which position he served since 1988. See "General Information - Security Ownership of Certain Beneficial Owners and Management" and "Proposal One - Election of
         Directors - Certain Relationships and Related Transactions" for a discussion of the relationship among Silitek, LSC and the Company. Since 1989, Dr. Mao has been a director of Dyna Investment Co., Ltd. of Taiwan, a venture capital company. Dr. Mao was a director of LSC from 1989 to 2000. Since 1996, Dr. Mao has also been a director of FabTech. Before joining Lite-On, Dr. Mao served in a variety of management positions with Raytheon Company for four years, with TI for 11 years, and with UTL Corporation (later acquired by Boeing Aircraft Company) for seven years. Dr. Mao earned his Ph.D. degree in electrical engineering at Stanford University in 1963. Dr. Mao is a member of the Company's Nominating Committee.

(7) John M. Stich is the President and Chief Executive Officer of The Asian Network; a consulting company that specializes in assisting high-technology companies to expand their business in Asia. Prior to this position, Mr. Stich was the Chief Marketing Officer for TI in Japan with responsibility for TI's sales and marketing in Japan from 1994 to 1999. Mr. Stich joined TI in 1964, and has served in various management positions, including Marketing Manager for TI Asia in Tokyo from 1970 to 1972, Marketing Director in Taiwan from 1978 to 1982,
         Managing Director of TI-Hong Kong from 1982 to 1991, and Vice President-Semiconductors for TI Asia from 1991 to 1994. Mr. Stich has also been active in leading various industry associations, including serving as Governor for the American Chamber of Commerce in Japan and in Hong Kong, as Chairman of the Semiconductor Industry Association (Japan Chapter), and as President of the Japan America Society of Dallas/Fort Worth. Mr. Stich is also a member of the Advisory Board to Southern Methodist University's Asian Studies Program and is President of Project Oasis, a non-profit organization that helps needy children. Mr. Stich was appointed in 2004 to be the Honorary Consul-General of Japan at Dallas. In addition, Mr. Stich is a director of Stonestreet One, Inc., a leading provider of solutions based on short-range wireless technologies. Mr. Stich is a member of the Company's Audit Committee, the Compensation and Stock Options Committee, the Nominating Committee and the Strategic Planning Committee.

(8) In May 1998, Joseph Liu was appointed President of Vishay/LPSC and Vice President, Far East Operations for the Company, the former position in which he served until March 2000, when Vishay agreed to sell its 65% interest in the Vishay/LPSC joint venture to The Lite-On Group, the 35% owner. Mr. Liu continues to serve as the Company's Senior Vice-President, Operations. Mr. Liu previously served as Vice President, Operations of the Company from 1994 to 1998 and Chief Financial Officer, Secretary and Treasurer from 1990 to 1998. Mr. Liu was also the Company's Vice-President, Administration from 1990 to 1994. Prior to joining the Company, Mr. Liu held various management positions with TI Dallas, since 1971, including Planning Manager, Financial Planning Manager, Treasury Manager, Cost Accounting Manager and General Accounting Manager with TI Taiwan, Ltd. in Taipei; from 1981 to 1986 as Controller with TI Asia in Singapore and Hong Kong; from 1986 to 1989 as Financial Planning Manager, TI Latin America Division (for TI Argentina, TI Brazil and TI Mexico) in Dallas; and from 1989 to 1990 as Chief Coordinator of Strategic Business Systems for TI Asia Pacific Division in Dallas. Mr. Liu is also President and a director of Diodes-China and Diodes-Shanghai, and is President of Diodes-FabTech. See "Proposal One - Election of Directors - Certain Relationships and Related Transactions" for a discussion of the relationship among Diodes-China, Diodes-Shanghai, Diodes-FabTech and the Company.

(9) Mark A. King, the Company's Vice President, Sales since 1991, was appointed the Company's Vice President, Sales and Marketing in May 1998. Before joining the Company, Mr. King served for nine years in various sales management positions at Lite-On, Inc., a California corporation located in Milpitas, California, and a manufacturer of optoelectronic products.

(10) Carl C. Wertz was appointed the Company's Chief Financial Officer, Secretary and Treasurer in 1998. Mr. Wertz was the Company's Controller since 1993. Before joining the Company, Mr. Wertz served in various financial management and accounting positions, most recently as Controller of Westco Products, a manufacturer and distributor of food products, headquartered in Southern California. Mr. Wertz, a licensed CPA, has over 20 years of manufacturing and distribution experience, and began his accounting career with Deloitte & Touche LLP. Mr. Wertz is a director of the Company's Asian subsidiaries, Diodes-China, Diodes-Shanghai, Diodes-Taiwan, and Diodes-Hong Kong.

COMMITTEES OF THE BOARD OF DIRECTORS

                  The Board of Directors has a standing Audit Committee, a Compensation and Stock Options Committee, a Nominating Committee and a Strategic Planning Committee, each of which consists of two or more directors who serve at the discretion of the Board of Directors. The members of each Committee are as follows:

----------------------------- --------------------- --------------------- ----------------------- --------------------
                                                      COMPENSATION AND
                                                       STOCK OPTIONS                               STRATEGIC PLANNING
                                AUDIT COMMITTEE          COMMITTEE          NOMINATING COMMITTEE       COMMITTEE
----------------------------- --------------------- --------------------- ----------------------- --------------------
RAYMOND SOONG                                                             EX OFFICIO member (1)
----------------------------- --------------------- --------------------- ----------------------- --------------------
C. H. CHEN                                                                EX OFFICIO member (1)          Chair
----------------------------- --------------------- --------------------- ----------------------- --------------------
MICHAEL R. GIORDANO (2)            Chair (3)               Chair                                        Member
----------------------------- --------------------- --------------------- ----------------------- --------------------
KEH-SHEW LU (2)                      Member                Member                 Chair                 Member
----------------------------- --------------------- --------------------- ----------------------- --------------------
M.K. LU
----------------------------- --------------------- --------------------- ----------------------- --------------------
SHING MAO (2)                                                                     Member
----------------------------- --------------------- --------------------- ----------------------- --------------------
JOHN M. STICH (2)                    Member                Member                 Member                Member
----------------------------- --------------------- --------------------- ----------------------- --------------------

         (1) - Non-voting Member
         (2) - Independent Director
         (3) - Audit Committee Financial Expert

                  AUDIT COMMITTEE. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of the Company's independent registered public accounting firm, reviews the plan, scope and results of the audit, reviews with management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent registered public accounting firm. The Audit Committee also monitors policies to prohibit unethical, questionable or illegal activities by the Company's employees.

                  The Board of Directors has determined that each member of the Audit Committee is "independent" as that term is defined under the rules of Nasdaq and the SEC, and that Mr. Giordano qualifies as an "audit committee financial expert" as defined under the rules of the SEC.

                  COMPENSATION AND STOCK OPTIONS COMMITTEE. The Compensation and Stock Options Committee makes recommendations to the Board of Directors regarding compensation, benefits and incentive arrangements for the Chief Executive Officer and other officers and key employees of the Company. The Compensation and Stock Options Committee also administers the Company's 1993 Incentive Stock Option Plan ("1993 ISO Plan"), the 1993 Non-Qualified Stock Option Plan ("1993 NQO Plan"), the Incentive Bonus Stock Plan, the Company's 401(k) profit sharing plan (the "401(k) Plan"), and the 2001 Omnibus Equity Incentive Plan.

                  The Board of Directors has determined that each member of the Compensation and Stock Options Committee is "independent" as that term is defined under the rules of Nasdaq.

                  STRATEGIC PLANNING COMMITTEE. The Strategic Planning Committee focuses on new product development, marketing, and research and development operations of the Company.

                  NOMINATING COMMITTEE. The principal purposes of the Nominating Committee are to help ensure that the Board (i) identifies individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and (ii) selects the director nominees for the next annual meeting of stockholders.

                  The Board of Directors has determined that each member of the committee is "independent" as that term is defined under the rules of Nasdaq.

                  CHARTERS  OF  THE  COMMITTEES.   The  charters  of  the  Audit
Committee, the Compensation and Stock Options Committee, and the Nominating Committee are available on the Company's website at www.diodes.com

MEETINGS OF THE BOARD AND COMMITTEES

                  The Board of Directors held four meetings during 2004. The Audit Committee held 9 meetings, and the Compensation and Stock Options Committee and the Nominating Committee both held one meeting during 2004. The Strategic Planning Committee did not meet separately during 2004, but met during a general Board of Directors meeting. All of the persons who were directors of the Company or members of committees were present for at least 75% of the meetings during 2004.

NOMINATING PROCEDURES AND CRITERIA

                  Among its functions, the Nominating Committee considers and approves nominees for election to the Board of Directors. In addition to the candidates proposed by the Board of Directors or identified by the committee, the committee considers candidates for director suggested by stockholders provided such recommendations are made in accordance with the procedures set forth under "Proposals of Stockholders and Stockholder Nominations for 2006 Annual Meeting." Stockholder nominations that comply with these procedures and meet the criteria outlined below will receive the same consideration that the committee's nominees receive.

                  Essential criteria for all candidates considered by the Nominating Committee include the following: integrity and ethical behavior, maturity, management experience and expertise, independence and diversity of thought and broad business or professional experience, with an understanding of business and financial affairs and the complexities of business organizations.

                  In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; experience in the semiconductor industry or other technology industries; scientific accomplishment; experience in commercializing and marketing semiconductors or other electronic components; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities.

                  In  selecting  nominees  for  the  Board  of  Directors,   the
committee  evaluates  the  general and  specialized  criteria  set forth  above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is candidate for re-election, and generally considers the candidate's ability to contribute to the success of he Company.

                  The Nominating Committee, as well as the full Board of Directors, has recommended the Board of Directors' nominees for the Meeting.

                  Stockholders did not propose any candidates for election at the Meeting.

COMMUNICATIONS WITH DIRECTORS

                  You may communicate with the chair of our Audit Committee, our Nominating Committee, or our Compensation and Stock Options Committee, or with our independent directors as a group, by writing to any such person or group c/o Carl C. Wertz, Diodes Incorporated 3050 East Hillcrest Drive, Westlake Village, California 91362.

                  Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances set forth in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

                  Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be delivered to the Audit Committee.

COMPENSATION OF DIRECTORS

                  Each non-employee director of the Company receives $1,500 for each meeting of the Board of Directors or committee meeting attended in person, and $750 for each meeting in which such director participates by telephone.

                  In addition, the following annual, non-qualified stock options are granted to both employee and non-employee directors. The exercise price of each option is no less than that fair market value of the Common Stock on the date of grant, and the option vests in three equal annual installments commencing on the first anniversary of the date of grant:

     o The Chairman of the Board receives an option to purchase 52,500 shares of the Company's Common Stock,

     o All other directors each receive an option to purchase 9,000 shares of the Company's Common Stock,

     o In addition, the Audit Committee members receive an option to purchase 4,500 shares of the Company's Common Stock, with the Audit Committee chairman receiving an additional option to purchase 3,000 shares, and all other committee members receive an option to purchase 1,500 shares of the Company's Common Stock, with the committee chairman receiving an additional 1,500-share stock option grant.

                  The Board of Directors may modify such compensation in the future.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

                  The following table sets forth certain information concerning all cash and non-cash compensation paid or accrued for services to the Company in all capacities to its Chief Executive Officer and to each of the other three most highly compensated executive officers (the "Named Executives") for each of the fiscal years ended December 31, 2002, 2003 and 2004.

                           SUMMARY COMPENSATION TABLE
-------------------------------- ------------------------------------------ ------------------------------------------- ------------
                                                                                      LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION                     AWARDS                PAYOUTS
                                                                 OTHER                      SECURITIES
                                                                 ANNUAL      RESTRICTED     UNDERLYING                   ALL OTHER
NAME AND                                                     COMPEN-SATION     STOCK      OPTIONS/ SARS       LTIP     COMPEN-SATION
PRINCIPAL POSITION         YEAR  SALARY ($)       BONUS ($)     ($) (1)      AWARDS ($)      (#) (2)      PAYOUTS($)        ($)
------------------         ----  ----------       ---------     -------      ----------      -------      ----------        ---
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
C.H. CHEN                  2004    150,000          383,700          2,400       --               52,500       --            --
President and              2003    150,000          272,000          1,100       --               52,500       --            --
Chief Executive            2002    150,000          210,000          2,400       --               75,000       --            --
Officer
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
JOSEPH LIU                 2004    208,000          314,400         37,200       --               22,500       --            --
Sr. Vice President,        2003    200,000          224,000         35,000       --               22,500       --            --
Operations                 2002    164,800          170,000         51,900       --               22,500       --            --
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
MARK KING                  2004    177,000          281,900         36,400       --               18,000       --            --
Vice President, Sales      2003    170,000          191,000         32,900       --               18,000       --            --
and Marketing              2002    164,800          140,000         32,400       --               18,000       --            --
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
CARL WERTZ                 2004    146,000          216,800         33,700       --               13,500       --            --
Chief Financial            2003    140,000          138,000         29,200       --               13,500       --            --
Officer, Secretary         2002    123,600          100,000         24,500       --               13,500       --            --
and Treasurer
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------


                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

 (1) Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, including, but not limited to, auto allowances, per-diem, life insurance payable at the direction of the employee, contributions under the Company's 401(k) Plan, and group health insurance. Other Annual Compensation consists of the following:

                               --------------- ------------------ ----------------- ------------------ -----------------
                                    YEAR                MR. CHEN           MR. LIU           MR. KING         MR. WERTZ
        ---------------------- --------------- ------------------ ----------------- ------------------ -----------------
        PER-DIEM                    2004                      --                --                 --                --
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2003                      --             5,451                 --                --
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2002                      --            23,360                 --                --
        ---------------------- --------------- ------------------ ----------------- ------------------ -----------------
        ---------------------- --------------- ------------------ ----------------- ------------------ -----------------
        AUTOMOBILE                  2004                      --            10,128              7,200             7,200
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2003                      --             7,236              7,200             7,200
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2002                      --             7,236              7,200             7,200
        ---------------------- --------------- ------------------ ----------------- ------------------ -----------------
         ---------------------- --------------- ------------------ ----------------- ------------------ -----------------
        401(K) PLAN                 2004                      --            19,614             19,614            19,614
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2003                      --            16,000             16,000            16,000
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2002                      --            13,322             14,741            10,614
        ---------------------- --------------- ------------------ ----------------- ------------------ -----------------
        ---------------------- --------------- ------------------ ----------------- ------------------ -----------------
        LIFE INSURANCE              2004                   1,812             1,812              1,812             1,812
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2003                   1,140             1,140              1,140             1,140
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2002                   1,812             1,812              1,812             1,812
        ---------------------- --------------- ------------------ ----------------- ------------------ -----------------
        ---------------------- --------------- ------------------ ----------------- ------------------ -----------------
        HEALTH INSURANCE            2004                     540             5,670              7,732             5,034
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2003                      --             5,158              8,598             4,868
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2002                     540             6,130              8,618             4,880
        ---------------------- --------------- ------------------ ----------------- ------------------ -----------------
        ---------------------- --------------- ------------------ ----------------- ------------------ -----------------
        TOTAL                       2004                   2,352            37,224             36,358            33,660
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2003                   1,140            34,985             32,938            29,208
                               --------------- ------------------ ----------------- ------------------ -----------------
                                    2002                   2,352            51,860             32,371            24,506
        ---------------------- --------------- ------------------ ----------------- ------------------ -----------------

(2) Stock options are adjusted for the 3-for-2 stock split in November 2003.

STOCK OPTION GRANTS

                  The following table contains certain information concerning the grant of stock options during the fiscal year ended December 31, 2004 to the Named Executives. The Company granted no Stock Appreciation Rights ("SARs") during 2004.

                         OPTION/SAR GRANTS IN FISCAL YEAR 2004                                    POTENTIAL REALIZABLE VALUE
                                                                                                          AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK PRICE
                                                                                               APPRECIATION FOR TEN-YEAR OPTION
                                   INDIVIDUAL GRANTS                                                       TERM(1)
-----------------------------------------------------------------------------------------     -----------------------------------
                           NUMBER OF
                          SECURITIES      PERCENT OF TOTAL
                          UNDERLYING        OPTIONS/SARS      EXERCISE OR
                         OPTIONS/SARS        GRANTED TO        BASE PRICE      EXPIRATION
    NAME                  GRANTED (#)      EMPLOYEES (%)         ($/SH)           DATE              5% ($)             10% ($)
    ------------------- ---------------- ------------------- --------------- ---------------- ------------------- ------------------
    C.H. CHEN               52,500              13.4               18.32       7/14/2014           604,871           1,532,861
    ------------------- ---------------- ------------------- --------------- ---------------- ------------------- ------------------
    JOSEPH LIU              22,500               5.7               18.32       7/14/2014           259,230             656,941
    ------------------- ---------------- ------------------- --------------- ---------------- ------------------- ------------------
    MARK A. KING            18,000               4.6               18.32       7/14/2014           207,384             525,553
    ------------------- ---------------- ------------------- --------------- ---------------- ------------------- ------------------
    CARL C. WERTZ           13,500               3.4               18.32       7/14/2014           155,538             394,164
    ------------------- ---------------- ------------------- --------------- ---------------- ------------------- ------------------
----------------------------------------------------------------------------------------- ------------------- -------------------
Increase in market value of the Company's Common Stock for ALL STOCKHOLDERS at assumed            5%                 10%
                                                                                                  --                 ---
annual rates of stock price appreciation (as used in the table above) from $18.32 per     (TO $29.84/SHARE)   (TO $47.52/SHARE)
                                                                                          -----------------   -----------------
share, over the ten-year period, based upon 14,149,758 shares outstanding on December       $ 163,024,308       $ 413,135,605
31, 2004
----------------------------------------------------------------------------------------- ------------------- -------------------

(1) The Potential Realizable Value is the product of (a) the difference between (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the market price of the Common Stock, compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 2004. These amounts represent certain assumed rates of appreciation only. For example, an $18.32 per share price with a 5% annual growth rate for 10 years results in a stock price of $29.84 per share and a 10% growth rate results in a price of $47.52 per share. Actual gains, if any, on stock option exercises are dependent upon a variety of factors, including market conditions and the price performance of the Common Stock. No assurance can be made that the rate of appreciation presented in this table can be achieved.

STOCK OPTION EXERCISES AND HOLDINGS

                  The following table contains certain information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 2004 and unexercised options held by the Named Executives as of December 31, 2004.

                                     AGGREGATED OPTION / SAR EXERCISES IN FISCAL YEAR 2004
                                             AND FISCAL YEAR-END OPTION VALUES (1)
                            SHARES                                                                 VALUE OF UNEXERCISED
                          ACQUIRED ON        VALUE              NUMBER OF UNEXERCISED          "IN-THE-MONEY" OPTIONS/SARS
NAME                     EXERCISE (#)     REALIZED ($)       OPTIONS/SARS AT 12/31/04 (#)          AT 12/31/04 ($) (2)
----                     ------------     ------------       ----------------------------          -------------------
                                                          EXERCISABLE       UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
                                                         ------------      --------------      ------------    --------------
----------------------- ---------------- --------------- ----------------- ------------------- --------------- ------------------
C.H. CHEN                   100,000        1,185,363         192,500            112,500          2,170,131          985,508
----------------------- ---------------- --------------- ----------------- ------------------- --------------- ------------------
JOSEPH LIU                  120,000        1,897,962         285,000             45,000          3,663,610          367,900
----------------------- ---------------- --------------- ----------------- ------------------- --------------- ------------------
MARK A. KING                155,625        3,579,756          63,000             36,000            748,870          294,320
----------------------- ---------------- --------------- ----------------- ------------------- --------------- ------------------
CARL C. WERTZ                    --               --         126,000             27,000          2,096,266          220,740
----------------------- ---------------- --------------- ----------------- ------------------- --------------- ------------------

(1) All stock options have been adjusted to account for the Company's 3-for-2 stock splits in July 2000 and November 2003.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

(2) The value of unexercised "in-the-money" options is the difference between the closing sale price of the Company's Common Stock on December 31, 2004 ($22.63 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

EQUITY COMPENSATION PLAN INFORMATION

                  The following table sets forth information with respect to shares of Common Stock that may be issued under our equity compensation plans as of December 31, 2004.

--------------------------------------------------------------------------------------------------------------------------
                                                                                                NUMBER OF SECURITIES
                                                                                               REMAINING AVAILABLE FOR
                                            NUMBER OF SECURITIES TO   WEIGHTED-AVERAGE          FUTURE ISSUANCE UNDER
                                            BE ISSUED UPON EXERCISE   EXERCISE PRICE OF        EQUITY COMPENSATION PLANS
                                            OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
                                              WARRANTS AND RIGHTS     WARRANTS AND RIGHTS      REFLECTED IN COLUMN (A))
                                                      (A)                      (B)                       (C)
PLAN CATEGORY
--------------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Approved by
   Security Holders                                2,739,200 (1)           $10.63                  719,629 (2)
--------------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Not Approved by
   Security Holders                                        0                  N/A                        0
--------------------------------------------------------------------------------------------------------------------------
TOTAL                                              2,739,200               $10.63                  719,629
--------------------------------------------------------------------------------------------------------------------------

         (1) Shares issuable pursuant to outstanding options under the 1993 Non-qualified Stock Option Plan, the 1993 Incentive Stock Option Plan, and the 2001 Omnibus Equity Incentive Plan as of December 31, 2004.

         (2) Represents shares of Common Stock that may be issued pursuant to future awards under the Incentive Bonus Stock Plan and the 2001 Omnibus Equity Incentive Plan.

EMPLOYEE BENEFITS PLANS

         1993 ISO PLAN

                  The 1993 Incentive Stock Option Plan (the "1993 ISO Plan") provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase up to 2,250,000 shares (split adjusted) of the Company's Common Stock. Options granted under the 1993 ISO Plan are not transferable, except by will or the laws of descent or distribution. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unvested options are accelerated to maturity. An option granted under the 1993 ISO Plan may not be priced at less than 100% of fair market value on the date of grant and expires ten years from the date of grant. As of the Record Date, 1,596,908 shares have been issued on the exercise of options granted and 629,125 shares were subject to outstanding options under the 1993 ISO Plan. The 1993 ISO Plan expired on May 10, 2003, and, therefore, no additional options can be granted.

         1993 NQO PLAN

                  The 1993 Non-Qualified Stock Option Plan (the "1993 NQO Plan") became effective on July 6, 1993. The 1993 NQO Plan provides for the grant of options that do not qualify as incentive stock options under Section 422 of the Code to purchase up to 2,250,000 shares (split adjusted) of the Company's Common Stock. The options may be exercised by the optionee during his or her lifetime or after his or her death by those who have inherited by will or intestacy. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unvested options are accelerated to maturity. The shares to be issued upon exercise of options under the 1993 NQO Plan require a three-year vesting period. An option granted under the 1993 NQO Plan may not be priced at less than 100% of fair market value on the date of grant and expires ten years from the date of grant. As of the Record Date, 1,663,650 shares have been issued on the exercise of options granted and 566,100 shares were subject to outstanding options under the 1993 NQO Plan. The 1993 NQO Plan expired on May 10, 2003, and, therefore, no additional options can be granted.

         2001 OMNIBUS EQUITY INCENTIVE PLAN

                  GENERAL. In April 2001, the 2001 Omnibus Equity Incentive Plan (the "2001 Incentive Plan") became effective. Under the 2001 Incentive Plan, employees, non-employee directors and consultants of the Company and its subsidiaries are eligible to receive shares of Common Stock of the Company or other securities or benefits with a value derived from the value of the Common Stock of the Company. The purpose of the 2001 Incentive Plan is to enable the Company to attract, retain and motivate employees, non-employee directors and consultants by providing for or increasing their proprietary interests in the Company and, thereby, further align their interests with those of the Company's stockholders.

                  The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2001 Incentive Plan may not exceed the sum of (i) 1,500,000 shares (split adjusted) and (ii) on each January 1, an additional number of shares equal to 1% of the total number of shares of Common Stock outstanding on the immediately preceding December 31; provided, however, that the maximum number of shares of Common Stock that may be issued pursuant to incentive stock options under the 2001 Incentive Plan may not exceed 3,000,000 shares (split adjusted).

                  As of the Record Date, 94,850 shares have been issued on the exercise of options granted, 1,385,300 shares were subject to outstanding options, and 597,362 shares were available for issuance under awards that may be granted under the 2001 Incentive Plan.

                  ADMINISTRATION. The 2001 Incentive Plan is administered by the Compensation and Stock Options Committee of the Board of Directors (the "Committee"). Subject to the provisions of the 2001 Incentive Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the 2001 Incentive Plan are borne by the Company.

                  TERMS OF AWARDS. The 2001 Incentive Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload options, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

                  An award granted under the 2001 Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. The Committee may grant options that either are intended to be "incentive stock options" as defined under Section 422 of the Code, or are not intended to be incentive options ("non-qualified stock options"). Incentive stock options may be granted only to employees.

                  No incentive stock option may be granted under the 2001 Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In addition, the aggregate fair market value, determined at the time of the grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. As a result of enactment of Section 162(m) of the Code, and to provide the Committee flexibility in structuring awards, the 2001 Incentive Plan states that in the case of stock options and stock appreciation rights, no person may receive in any year a stock option to purchase more than 100,000 shares or a stock appreciation right measured by more than 100,000 shares.

                  If awards granted under the 2001 Incentive Plan expire, are canceled or otherwise terminate without being exercised, the Common Stock not purchased pursuant to the award again becomes available for issuance under the 2001 Incentive Plan. Awards may not be granted under the 2001 Incentive Plan on or after the tenth anniversary of the adoption of the 2001 Incentive Plan.

                  PAYMENT OF EXERCISE PRICE. An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such recipient's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property or
(ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. The exercise price and any withholding taxes are payable in cash by consultants and non-employee directors, although the Committee at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.

                  AMENDMENT. Subject to limitations imposed by law, the Board may amend or terminate the 2001 Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of any award previously granted under the 2001 Incentive Plan or any rights thereunder without the recipient's consent.

                  SECTION 16(B). Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and ten percent shareholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The 2001 Incentive Plan is designed to comply with Rule 16b-3.

                  TERM. Awards may not be granted under the 2001 Incentive Plan on or after the tenth anniversary of the adoption of the 2001 Incentive Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award on or after the twentieth anniversary of the adoption of the 2001 Incentive Plan.

                  PERFORMANCE GOALS. The business criteria on which performance goals are based under the 2001 Incentive Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation is based on increases in the value of the Common Stock after the date of grant of award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options the maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the Common Stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant.

                  ADJUSTMENTS. If there is any change in the stock subject to the 2001 Incentive Plan or subject to any award made under the 2001 Incentive Plan (through merger, consolidation, reorganization, re-capitalization, stock dividend, dividend in kind, stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or otherwise), the 2001 Incentive Plan and shares outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the 2001 Incentive Plan and the class, number of shares and price per share of stock subject to such outstanding options as determined by the Committee to be fair and equitable to the holders, the Company and the shareholders. In addition, the Committee may also make adjustments in the number of shares covered by, and the price or other value of any outstanding awards under the 2001 Incentive Plan in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders.

         INCENTIVE BONUS STOCK PLAN

                  The Company's Incentive Bonus Stock Plan provides that the Board of Directors may fix a dollar value to an employee bonus and determine to pay such bonus in the form of shares of the Common Stock of the Company. The number of shares to be awarded to the employee is determined by dividing the dollar amount of the bonus by the fair market value of one share of Common Stock. The Board of Directors may also elect to grant a number of shares of Common Stock to the employee. As of the Record Date, 279,000 shares of Common Stock were available for issuance under the Incentive Bonus Stock Plan.

         401(K) PLAN

                  The Company maintains a 401(k) profit sharing plan (the Plan) for the benefit of qualified employees at its North American locations. Employees who participate may elect to make salary deferral contributions to the Plan up to 100% of the employees' eligible payroll subject to annual Internal Revenue Code maximum limitations. The Company makes a matching contribution of $1 for every $2 contributed by the participant up to 6% (3% maximum matching) of the participant's eligible payroll. In addition, the Company may make a discretionary contribution to the entire qualified employee pool, in accordance with the Plan.

                  As stipulated by the regulations of the PRC, the Company maintains a retirement plan pursuant to the local Municipal Government for its employees in China. The Company is required to make contributions to the retirement plan at a rate of 22.5% of the employee's eligible payroll.

                  Pursuant to the Taiwan Labor Standard Law and Factory Law, the Company maintains a retirement plan for its employees in Taiwan. The Company makes contributions at a rate of 6% of the employee's eligible payroll.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
 CHANGE IN CONTROL ARRANGEMENTS

                  None.

REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE OF THE BOARD OF
 DIRECTORS TO STOCKHOLDERS

                  THE REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

             REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE

         GENERAL

                  The Compensation and Stock Options Committee (the "Committee") consists of three directors, Michael R. Giordano (Chairman), John M. Stich and Dr. Keh-Shew Lu. The Board of Directors has determined that each member of the Committee is "independent" as that term is defined under the rules of Nasdaq. The Committee determines the compensation of the executive officers of the Company. The Committee also administers the Company's equity incentive plans and 401(k) plan. The Compensation Committee operates under a written charter approved by the Board of Directors.

         COMPENSATION PHILOSOPHY

                  The Company's compensation programs are designed to attract, retain and motivate executives critical to the Company's long-term growth and profitability. Compensation of executive officers consists of base salaries, performance-based incentive bonuses, and long-term equity incentive awards. The Compensation Committee's policy generally is to design the total compensation package to be competitive with the total compensation paid to executives of other companies in the Company's industry that are of similar size. Bonus programs and equity incentives plans are designed to motivate our executives to achieve strategic objectives and performance objectives established by the Board of Directors.

         BASE SALARIES

                  Executive officers receive a relatively small portion of their total compensation as base salary. Base salaries are generally at or below the median base salaries paid to officers with comparable duties by other companies in our industry that are of a similar size. The Compensation Committee periodically reviews an independent survey of executive compensation. Salaries are established by the Compensation Committee based on its subjective assessment of the executive's scope of responsibility, level of experience, individual performance, and past and potential contribution to the Company's business.

         BONUSES

                  Performance-based incentive bonuses are based upon the achievement of specific financial performance objectives established at the beginning of each fiscal year. Bonuses are primarily based upon (i) the Company's revenue growth exceeding that of the Company's industry and (ii) the growth in the Company's net income over the prior year.

         EQUITY INCENTIVES

                  The Compensation Committee believes that long-term equity incentive awards serve to align the interests of the executive officers with those of the Company's stockholders. Under the 2001 Omnibus Equity Incentive Plan, the Company may grant any type of award whose value is derived from the value of the Common Stock of the Company, including shares of Common Stock, options and stock appreciation rights. To date, the Company has only granted stock options under its equity incentive plans.

                  The exercise price of the stock options granted to date has been no less than the fair market value of the Common Stock as of the date of grant. To encourage retention, the ability to exercise the option is subject to vesting restrictions. The Compensation Committee's policy is to award options annually, which generally vest over three years, and are in recognition of the executive officer's current and potential contribution to the Company. Decisions made by the Compensation Committee regarding the timing and size of subsequent option grants take into consideration the Company's and the individual's performance, competitive market practices, and the size and term of option grants made in prior years.


         COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

                  Mr.  C.H.  Chen  was  appointed  President,   Chief  Executive
Officer, and a director of the Company in March 2000. Mr. Chen also serves as the Vice Chairman of LSC, a Lite-On Group company, for which he is also compensated by LSC. The Committee believes that Mr. Chen's base salary of $150,000 is substantially below that of the chief executive officers of other companies in the Company's industry. Mr. Chen's bonus of $383,700 in 2004 was based upon the achievement of specific financial performance objectives established at the beginning of that year and relating to the Company's growth in revenue and net income over the prior year (specifically, for 2004, the Company increased revenue 35.6%, while the industry grew 18.9%, and the Company increased net income 153% from $10.1 million to $25.6 million). Stock options granted to Mr. Chen in 2004 are based upon the Committee's subjective assessment of the performance of Mr. Chen and the Company.

         DEDUCTIBILITY OF COMPENSATION

                  Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company.

                  The stockholders of the Company have approved each of the Company's incentive plans for the purpose of qualifying those plans under
Section 162(m). Therefore, the Compensation Committee believes that all compensation paid to the Company's executive officers in fiscal 2004 will be fully deductible. In order to maintain flexibility in compensating executive officers in a manner designed to promote the Company's goals, the Compensation Committee reserves the right to award future compensation which would not comply with Section 162(m) if it concludes that this is in the Company's best interests.

Dated:  April 13, 2005

COMPENSATION AND STOCK OPTIONS COMMITTEE OF THE BOARD OF DIRECTORS OF
 DIODES INCORPORATED

Michael R. Giordano, CHAIRMAN
Dr. Keh-Shew Lu
John M. Stich


COMPENSATION AND STOCK OPTIONS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Compensation and Stock Options Committee consists of three directors, Michael R. Giordano (Chairman), Dr. Keh-Shew Lu and John M. Stich. No person who served as a member of the Company's Compensation and Stock Options Committee during 2004 has ever been an officer or employee of the Company or any of its subsidiaries. During 2004, no executive officer of the Company served on the compensation committee (or equivalent), of the Board of Directors, of another entity whose executive officer(s) served on the Company's Compensation and Stock Options Committee or Board of Directors.


REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO STOCKHOLDERS

                  THE REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT
INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                          REPORT OF THE AUDIT COMMITTEE

     The Board of Directors maintains an Audit Committee comprised of three of the Company's directors, Michael R. Giordano (Chairman), Dr. Keh-Shew Lu and John M. Stich. Each member of the Audit Committee meets the independence and experience requirements of the Nasdaq Stock Market. Mr. Giordano qualifies as an "audit committee financial expert" as defined under the rules of the SEC. The Audit Committee assists the Board of Directors in monitoring the accounting, auditing and financial reporting practices of the Company.

                  Management is responsible for the preparation of the Company's financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit
Committee:

o                     Reviewed  and  discussed   with   management  the  audited
                      financial statements contained in the Company's Annual Report on Form 10-K for fiscal 2004; and

o Obtained from management their representation that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

                  The independent registered public accounting firm is responsible for performing an audit of the Company's financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company's financial statements present fairly, in all material respects, the Company's financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee:

o Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees"); and

o Received and discussed with the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and reviewed and discussed with the independent registered public accounting firm whether the rendering of the non-audit services provided by them to the Company during fiscal 2004 was compatible with their independence.

                  The Audit Committee operates under a written charter, which was adopted by the Board of Directors and is assessed annually for adequacy by the Audit Committee. On April 8, 2004, the Audit Committee recommended, and the Board of Directors adopted, an amended charter for the committee. The Audit Committee held nine meetings during fiscal 2004.

                  In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's auditors are independent.

                  Based upon the reviews and discussions described above, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also has recommended, and the Board of Directors also has approved, subject to stockholder ratification, the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

Dated:  April 13, 2005

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DIODES INCORPORATED,

Michael R. Giordano, CHAIRMAN
Dr. Keh-Shew Lu
John M. Stich


CODE OF ETHICS

                  The Company has adopted a Code of Ethics applicable to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions of the Company. The Code of Ethics is published on our website, at www.diodes.com. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within two business days following the date of such amendment or waiver.

PERFORMANCE GRAPH

                  On June 19, 2000, the Company's Common Stock commenced trading on the Nasdaq Stock Market, National Market System ("Nasdaq"), under the symbol "DIOD." From November 10, 1966 to June 16, 2000, the Company's Common Stock traded on the American Stock Exchange ("Amex"), under the symbol "DIO." Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock against the cumulative total return of the Nasdaq Composite and the Nasdaq Industrial Index for the five calendar years ending December 31, 2004. The graph is not necessarily indicative of future price performance.

                  THE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                [LINE GRAPH OMITTED]
    ---------------------------------------- -------- ------------ ----------- ------------ ------------ -----------
    TOTAL RETURN ANALYSIS (1)                   1999         2000        2001         2002         2003        2004
    ---------------------------------------- -------- ------------ ----------- ------------ ------------ -----------
    DIODES INCORPORATED                        $ 100       $72.41     $ 46.41      $ 67.07     $ 198.91    $ 236.91
    ---------------------------------------- -------- ------------ ----------- ------------ ------------ -----------
    NASDAQ INDUSTRIAL INDEX                      100        66.24       62.05        45.99        71.63       82.97
    ---------------------------------------- -------- ------------ ----------- ------------ ------------ -----------
    NASDAQ COMPOSITE INDEX                       100        60.71       47.93        32.82        49.23       53.46
    ---------------------------------------- -------- ------------ ----------- ------------ ------------ -----------

     Source:  CTA Public Relations.  Data from BRIDGE Information Systems, Inc.

(1) The graph assumes $100 invested on December 31, 1999 in the Common Stock of the Company, the stock of the companies in the Nasdaq Composite Index and the Nasdaq Industrial Index, and that all dividends received within a quarter, if any, were reinvested in that quarter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  The Company conducts business with two related party companies, LSC (and its subsidiaries) and Keylink International (formerly Xing International) (and its subsidiaries). LSC, a 32.5% shareholder at December 31, 2004, is the Company's largest shareholder, and Keylink International is owned by the Company's 5% joint venture partner in Diodes-China and Diodes-Shanghai. C.H. Chen, the Company's President and Chief Executive Officer, and a member of the Company's Board of Directors, is also Vice-Chairman of LSC. M.K. Lu, a member of the Company's

Board of Directors,  is President of LSC, while  Raymond Soong,   the  Company's
Chairman  of the Board,  is the  Chairman of The Lite-On Group,  a   significant
shareholder of LSC.

                  The Audit Committee reviews all related party transactions for potential conflict of interest situations, and approves all such transactions, in accordance with such procedures as it may adopt from time to time. The Company believes that all related party transactions are on terms no less favorable to the Company than would be obtained from unaffiliated third parties.

                  In 2004, the Company sold silicon wafers to LSC totaling 11.1% (10.7% in 2003) of the Company's sales, making LSC the Company's largest customer. Also for 2004, 17.2% (17.3% in 2003) of the Company's sales were from discrete semiconductor products purchased from LSC, making LSC the Company's largest outside vendor. Under a long-standing sales agreement, the Company is the exclusive North American distributor for certain LSC product lines. In addition, the Company leases warehouse space from LSC for its operations in Hong Kong. Such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Audit Committee of the Board of Directors has approved the contracts associated with the related party transactions.


                  In December 2000, the Company acquired a wafer foundry, FabTech, Inc., from LSC. As part of the purchase price, at December 31, 2004, LSC holds a subordinated, interest-bearing note for approximately $3.8 million. In May 2002, the Company renegotiated the terms of the note to extend the payment period from two years to four years, and, as a result, monthly payments of approximately $208,000 plus interest began in July 2002. In connection with the acquisition, LSC entered into a volume purchase agreement to purchase wafers from FabTech. In addition, in accordance with the terms of the acquisition, the Company has entered into several management incentive agreements with members of FabTech's management. The agreements provide members of FabTech's management guaranteed annual payments as well as contingent bonuses based on the annual profitability of FabTech, subject to a maximum annual amount. Any portion of the guaranteed and contingent liability paid by FabTech is reimbursed by LSC. 2004 is the final year of the management incentive agreements, with final payment made by March 31, 2005.

                  In 2004, the Company sold silicon wafers to companies owned by Keylink International totaling 0.9% (1.1% in 2003) of the Company's sales. Also for 2004, 3.5% (4.6% in 2003) of the Company's sales were from discrete semiconductor products purchased from companies owned by Keylink International. In addition, Diodes-China and Diodes-Shanghai lease their manufacturing facilities from, and subcontract a portion of their manufacturing process (metal plating and environmental services) to, Keylink International. The Company also pays a consulting fee to Keylink International. Such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Audit Committee of the Board of Directors has approved the contracts associated with the related party transactions.

                  In October 2002, Silitek and Taiwan Lite-On merged with Lite-On Technology Corporation, a publicly traded company on the Taiwan Stock Exchange. Prior to this merger, Silitek was affiliated through common ownership and control with Taiwan Lite-On, and both companies were members of The Lite-On Group and publicly traded on the Taiwan Stock Exchange.

                  Raymond Soong, who became a director and Chairman of the Board of the Company effective March 1993, is also the Chairman of the Boards of The Lite-On Group, Lite-On Technology Corporation, Diodes-China, Diodes-Shanghai, Diodes-Taiwan and Diodes-FabTech.

                  Dr. Shing Mao, who is a director of the Company, retired in 2000 as Chairman of the Board of Lite-On Milpitas, a wholly-owned subsidiary of Taiwan Lite-On which merged with Lite-On Technology Corporation in 2002. Dr. Mao was also a director of LSC from 1989 to 2000, and since 1996, has been a director of FabTech.

                  M.K. Lu, who has been a director of the Company since 1995, is also President of LSC and acting President of Actron Technology Corporation, both Lite-On Group companies. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek. Mr. Lu is also a director of Diodes-China, Diodes-Shanghai, and Diodes-FabTech.

                  Michael Giordano, a director of the Company, is Senior Vice President-Investment Consulting at the investment-banking firm of UBS, Inc. Along with his son, James Giordano, Michael Giordano has, from time to time, assisted directors, executive officers, and employees of the Company in stock option exercises and subsequent stock sales of the Company's Common Stock, as well as provided investment management services. Mr. Giordano is also the pension consultant for the Company's 401(k) plan, which is managed by UBS Fiduciary Trust. In addition, Mr. Giordano has, from time to time, provided investment management services for directors and officers of The Lite-On Group. All such services have been provided by UBS, Inc. at customary rates and terms.

                  John M. Stich, a director of the Company, is also President and CEO of The Asian Network. In 2000 and 2001, Mr. Stich had received fees as a marketing consultant to the Company. In 2002, Mr. Stich ceased performing marketing consulting services for the Company.

                  Dr. Keh-Shew Lu, a director of the Company, retired as Senior Vice President of TI and manager of Worldwide Mixed-Signal Products - Semiconductor Group in 2001. During 2002, Dr. Lu received fees as an engineering consultant to the Company. In 2003, Dr. Lu ceased performing engineering consulting services for the Company. Dr. Lu is also a director of Lite-On Technology Corporation.

                  Mark A. King, the Company's Vice President of Sales and Marketing, has an approximate $100,000 investment in one of the Company's computer software vendors (a privately-held company). Mr. King's investment was made subsequent to the Company's purchase of the software, which is used for sales quotation and channel management, and has been approved by the Board of Directors. Fees paid to this software vendor in 2004, including annual software maintenance and consulting fees, were approximately $105,000.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                  Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 2004, all reporting persons filed reports on a timely basis except Messrs. Soong, Chen, Giordano, Mao, Stich, M.K. Lu, Keh-Shew Lu, Liu, King and Wertz who filed Form 4's on August 26, 2004 for stock options granted on July 14, 2004. To avoid the inadvertent failure of directors and executive officers to timely file these reports, the Company periodically advises such persons of their filing obligations.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

 PROPOSAL TWO - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                  The firm of Moss Adams LLP has been the Company's independent registered public accounting firm since 1993 and has been selected by the Board of Directors, upon recommendation of the Audit Committee to serve as its independent registered public accounting firm for the calendar year ending December 31, 2005. Professional services rendered by Moss Adams LLP for 2004 consisted of an audit of the Company's annual financial statements (including services incurred with rendering an opinion under Section 404 of Sarbanes-Oxley Act of 2002) and review of quarterly financial statements, consultation on interim financial statements, services related to filings with the SEC, meetings with the Company's Audit Committee and consultation on various matters relating to accounting and financial reporting. All professional services rendered by Moss Adams LLP during 2004 were furnished at customary rates and terms. Representatives of Moss Adams LLP are expected to be present at the Meeting. They will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from Stockholders.

AUDIT FEES, TAX FEES, AND ALL OTHER FEES

                  For the fiscal years ended December 31, 2003 and 2004, fees for services provided by Moss Adams LLP were approximately as follows:

                --------------------------------------------------------------- -------------- -------------
                DESCRIPTION                                                         2003 (1)         2004
                --------------------------------------------------------------- -------------- -------------
                AUDIT FEES,  including fees for professional  services necessary to perform an audit or review in  accordance  with the standards of the Public  Company  Accounting  Oversight  Board,  including services  rendered  for the  audit  of the  Company's  financial
                statements   (including  services  incurred  with  rendering  an
                opinion  under  Section 404 of the  Sarbanes-Oxley  Act of 2002)
                included  in the  Annual  Report  on Form  10-K  and  review  of financial statements included in the
                Quarterly Reports on Form 10-Q.                                     $ 158,000     $ 426,000
                --------------------------------------------------------------- -------------- -------------
                AUDIT-RELATED   FEES,   including   assurance   related  fees,
                accounting consultation and related services                        $  31,000     $  31,000
                --------------------------------------------------------------- -------------- -------------
                TAX  FEES,   professional   services  for  income  tax  return
                preparation, tax advice and tax planning                            $  74,000     $ 105,000
                --------------------------------------------------------------- -------------- -------------
                ALL OTHER FEES, not included in above                               $  11,000     $  19,000
                --------------------------------------------------------------- -------------- -------------
                TOTAL                                                               $ 274,000     $ 581,000
                --------------------------------------------------------------- -------------- -------------

         (1) - Prior year figures conform to current-year presentation

                  The Audit Committee administers the Company's engagement of Moss Adams LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Moss Adams LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services.

                  Moss Adams LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. The Audit Committee, in reliance on the independent registered public accounting firm, determined that the provision of these services is compatible with maintaining the independence of Moss Adams LLP.

                  Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

                  The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

                  Although this appointment if not required to be submitted to a vote of Stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the Stockholders ratify the appointment. If the Stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting, the Board of Directors will consider the selection of another independent registered public accounting firm.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  PROPOSALS OF STOCKHOLDERS AND STOCKHOLDER NOMINATIONS FOR 2006 ANNUAL MEETING

                  Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Currently, the 2006 annual meeting of stockholders is expected to be held on or about June 1, 2006.

                  SEC rules provide that any stockholder proposal to be included in the proxy statement for the Company's 2006 annual meeting must be received by the Secretary of the Company at the Company's office at 3050 East Hillcrest Drive, Westlake Village, California 91362 prior to December 29, 2005, in a form that complies with applicable regulations. If the date of the 2006 annual meeting is advanced or delayed more than 30 days from the date of the 2005 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2006 annual meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2006 annual meeting. Upon any determination that the date of the 2006 annual meeting will be advanced or delayed by more than 30 days from the date of the 2005 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

                  SEC rules also govern a company's ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company prior to March 14, 2006, the proxies solicited by the Board of Directors for the 2006 annual meeting of stockholders will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2006 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

                  Stockholders may nominate candidates for the Board of Directors at an annual meeting. Stockholders who wish to request that the Nominating Committee consider a candidate for the 2006 annual meeting should submit information about the candidate to the Nominating Committee a reasonable time before the Company begins to print and mail the proxy statement for the 2006 annual meeting. The requesting stockholder should provide sufficient biographical information about the proposed candidate to satisfy the requirements of the Securities and Exchange Commission for inclusion in the proxy statement and to permit the Nominating Committee to evaluate the proposed candidate in light of the criteria described under the caption "Nominating Procedures and Criteria." The request should also provide the full name, address and telephone number of the requesting stockholder and sufficient information to verify that the requesting shareholder is eligible to vote at the 2006 annual meeting. Additional information and certifications by the requesting stockholder and the proposed candidate may be required before the Nominating Committee can make its evaluation.

                           ANNUAL REPORT AND FORM 10-K

                  The Company's annual report to stockholders for the year ended December 31, 2004 accompanies or has preceded this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company's independent registered public accounting firm, for the calendar years ended December 31, 2002, 2003 and 2004.

                  STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT, FOR THE YEAR ENDED DECEMBER 31, 2004, BY WRITING TO THE COMPANY; ATTN: INVESTOR RELATIONS, 3050 EAST HILLCREST DRIVE, WESTLAKE VILLAGE, CALIFORNIA 91362, OR EMAIL THE REQUEST TO DIODES-FIN@DIODES.COM. THE INFORMATION IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.DIODES.COM AND THE SEC'S WEBSITE AT WWW.SEC.GOV.

                  Dated at Westlake Village, California, this eighteenth day of April 2005.

                                             By Order of the Board of Directors,
                                               DIODES INCORPORATED


                                               /s/ Carl C. Wertz
                                               Carl C. Wertz,
                                               Secretary

REVOCABLE PROXY                                                  REVOCABLE PROXY

                               DIODES INCORPORATED
                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 1, 2005
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder(s) of Diodes Incorporated (the "Company") hereby nominates, constitutes and appoints C.H. Chen and Carl C. Wertz, the attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders of the Company (the "Meeting") to be held at DoubleTree Guest Suites, Times Square Room, 1568 Broadway, New York, New York 10036, at 9:00 a.m. (New York time), and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

1.       ELECTION OF DIRECTORS

[   ]  FOR all nominees listed below                  [   ]  WITHHOLD AUTHORITY
(except as marked to the contrary below) to vote for all nominees listed below Discretionary authority to cumulate votes is granted

Nominees:  C.H. Chen, Michael R. Giordano, Keh-Shew Lu, M.K. Lu, Shing Mao,
 Raymond Soong, and John M. Stich.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, WRITE THAT NOMINEE'S OR NOMINEES' NAME(S) IN THE SPACE PROVIDED)

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         TO  ratify  the   appointment  of  Moss  Adams  LLP  as  the  Company's
         independent registered public accounting firm for the year ending December 31, 2005.

         FOR [   ]         AGAINST [   ]             ABSTAIN [   ]


3.       OTHER BUSINESS

         In their discretion, the Proxyholders are authorized to transact such other business as properly may come before the Meeting and any adjournment thereof.

         FOR [   ]         AGAINST [   ]             ABSTAIN [   ]


                      Please Sign And Date On Reverse Side

REVOCABLE PROXY                                                  REVOCABLE PROXY

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES, AND "FOR" RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE DATE THIS PROXY STATEMENT WENT TO PRESS, WE DID NOT ANTICIPATE ANY OTHER MATTERS WOULD BE RAISED AT THE ANNUAL MEETING.

         The undersigned hereby ratifies and confirms all that said attorneys and Proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                                       Date:____________________

                                                        ------------------------
                                                  (Name of Stockholder, Printed)

                                                         -----------------------
                                                      (Signature of Stockholder)

                                                         -----------------------
                                                  (Name of Stockholder, Printed)

                                                        -----------------------
                                                      (Signature of Stockholder)

(Please date this Proxy and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc. should give their full titles. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. All joint owners should sign.)

       I (We) do [  ]             do not [  ]      expect to attend the Meeting.


         This Proxy will be voted "FOR" the election of all nominees whose names appear above unless authority to do so is withheld. Unless "AGAINST" or "ABSTAIN" is indicated, the Proxy will be voted "FOR" the ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.